UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2024

AYRO, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

AYRO, Inc.

900 E. Old Settlers Boulevard, Suite 100

Round Rock, Texas 78664

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 512-994-4917

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AYRO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on August 7, 2023, AYRO, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which it agreed to sell to the Investors (i) an aggregate of 22,000 shares of the Company’s Series H-7 Convertible Preferred Stock, with a stated value of $1,000 per share (the “Preferred Stock”), and (ii) warrants to purchase shares of the Company’s common stock (“Common Stock”), par value $0.0001 per share (the “Warrants”). The terms of the Preferred Stock are as set forth in the Certificate of Designations filed with the Secretary of State for the State of Delaware on August 9, 2023 (as amended, the “Certificate of Designations”).

On December 2, 2024, the Company entered into a Wavier and Amendment Agreement (the “Amendment”) with the Required Holders (as defined in the Certificate of Designations). Pursuant to the Amendment, the Company and the Required Holders agreed (i) to amend (a) the Certificate of Designations, by filing a Certificate of Amendment to the Certificate of Designations (the “Certificate of Amendment”), and (b) the Purchase Agreement, such that, in each case, the Director Equity Grants (as defined below) are deemed to constitute “Excluded Securities” under the Transaction Documents (as such term is defined in the Purchase Agreement), and (ii) that the Required Holders waive the applicability of certain other provisions of the Transaction Documents with respect to such Director Equity Grants.

The Certificate of Amendment was filed with the Secretary of State of the State of Delaware, effective as of December 2, 2024.

The foregoing descriptions of the Amendment and the Certificate of Amendment are qualified in their entirety by reference to the full text of such documents, forms of which are filed as Exhibit 3.1 and Exhibit 10.1 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

Item 3.03 Material Modification to Rights of Security Holders.

The matters described in Item 1.01 of this Current Report on Form 8-K related to the Preferred Stock and the filing of the Certificate of Amendment are incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2024 (the “Grant Date”), the board of directors of the Company (the “Board”), based on the recommendation of the Compensation and Human Resources Committee of the Board, approved equity awards to the directors of the Company in lieu of any other awards previously approved by the Board, but never issued by the Company, since the beginning of the fourth quarter of the Company’s 2023 fiscal year, as an annual award grant to each director for 2024 and a partial annual award grant for the last quarter of 2023 of: (i) an aggregate of 562,992 fully vested restricted shares (the “Stock Awards”) of the Company’s Common Stock under the AYRO, Inc. Long-Term Incentive Plan (as amended, the “Plan”) at a price per share equal to $0.76, which was the closing price of the Company’s Common Stock on the Grant Date, and (ii) an aggregate of 375,328 fully vested cash-settled restricted stock units (the “Cash-Settled RSU Awards” and together with the Stock Awards, the “Director Equity Awards”) at a price per unit equal to $0.76, which was the closing price of the Company’s Common Stock on the Grant Date, which shall be immediately converted into a cash payment on the Grant Date for the purpose of satisfying each director’s applicable tax obligation with respect to the applicable Director Equity Awards equal to 40% of the Fair Market Value (as defined in the Plan) of the applicable Director Equity Awards as of the Grant Date, in each case, pursuant to Restricted Stock and Cash-Settled Restricted Stock Unit Award Agreements entered into on December 2, 2024 with each director (collectively, the “Director Award Agreements”). The Director Equity Awards are subject to the terms of the Plan and each Director Award Agreement, as applicable.

The foregoing description of the Director Award Agreements is qualified in its entirety by reference to the full text of such documents, a form of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The matters described in Item 1.01 of this Current Report on Form 8-K related to the Preferred Stock and the filing of the Certificate of Amendment are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment of Certificate of Designations of Series H-7 Convertible Preferred Stock.
10.1	Form of Waiver and Amendment, dated December 2, 2024, by and between AYRO, Inc. and the investors party thereto.
10.2	Form of Restricted Stock and Cash-Settled Restricted Stock Unit Award Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AYRO, INC.

Date: December 2, 2024	By:	/s/ Joshua Silverman
Joshua Silverman
Executive Chairman